UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Marathon Patent Group, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2015 annual meeting of stockholders of Marathon Patent Group, Inc. (the “Company”) will be held at 11111 Santa Monica Blvd., Suite 210, Los Angeles, CA 90025, on July 31, 2015, beginning at 9:30am local time. At the meeting, the holders of the Company’s outstanding common stock will act on the following matters:

(1)	The election of the two Class I directors to serve until 2018 and until their successors have been elected and qualified;

(2)	The approval and ratification of the 2014 Equity Incentive Plan

(3)	The ratification of the appointment of SingerLewak LLP as the Company’s independent registered certified public firm for fiscal 2015; and

(4)	The transaction of any other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on July 1, 2015 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

It is hoped you will be able to attend the meeting, but in any event, please vote according to the instructions on the enclosed proxy as promptly as possible. If you are able to be present at the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,
/s/ Doug Croxall
Doug Croxall
Chief Executive Officer and Chairman

Dated: July 2, 2015

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TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1

PRINCIPAL STOCKHOLDERS	4

PROPOSAL NO. 1 ELECTION OF DIRECTORS	6

PROPOSAL NO. 2 APPROVAL AND RATIFICATION OF 2014 EQUITY INCENTIVE PLAN	20

PROPOSAL NO. 3 THE RATIFICATION OF THE APPOINTMENT OF SINGERLEWAK LLP AS THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015	25

AUDIT COMMITTEE REPORT	27

STOCKHOLDER PROPOSALS FOR THE 2015 MEETING	28

OTHER MATTERS	28

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Marathon Patent Group, Inc.
11100 Santa Monica Blvd., Ste. 380
Los Angeles, CA

ANNUAL MEETING OF STOCKHOLDERS
To Be Held Friday, July 31, 2015

PROXY STATEMENT

The Board of Directors of Marathon Patent Group, Inc. (the “Company”) is soliciting proxies from its stockholders to be used at the annual meeting of stockholders to be held at 11111 Santa Monica Blvd., Suite 210, Los Angeles, CA 90025, on Friday, July 31, 2015, beginning at 9:30am local time, and at any postponements or adjournments thereof. This proxy statement contains information related to the annual meeting. This proxy statement and the accompanying form of proxy are first being sent to stockholders on or about July 2, 2015.

ABOUT THE ANNUAL MEETING

Why did I receive these materials?

Our Board of Directors is soliciting proxies for the 2015 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of our common stock on July 1, 2015 (the “Record Date”) and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board, the compensation of Directors and Executive Officers and other information that the Securities and Exchange Commission requires us to provide annually to our stockholders.

Who is entitled to vote at the meeting?

Holders of common stock as of the close of business on the Record Date will receive notice of, and be eligible to vote at, the annual meeting and at any adjournment or postponement of the annual meeting. At the close of business on the Record Date, we had outstanding and entitled to vote 14,060,100 shares of common stock.

How many votes do I have?

Each outstanding share of our common stock you owned as of the Record Date will be entitled to one vote for each matter considered at the meeting. There is no cumulative voting.

Who can attend the meeting?

Only persons with evidence of stock ownership as of the Record Date or who are invited guests of the Company may attend and be admitted to the annual meeting of the stockholders. Stockholders with evidence of stock ownership as of the record date may be accompanied by one guest. Photo identification may be required (a valid driver’s license, state identification or passport). If a stockholder’s shares are registered in the name of a broker, trust, bank or other nominee, the stockholder must bring a proxy or a letter from that broker, trust, bank or other nominee or their most recent brokerage account statement that confirms that the stockholder was a beneficial owner of shares of stock of the Company as of the Record Date. Since seating is limited, admission to the meeting will be on a first-come, first-served basis.

Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the voting power of common stock issued and outstanding on the Record Date will constitute a quorum, permitting the conduct of business at the meeting. Proxies received but marked as abstentions or broker non-votes, if any, will be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum.

How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting.

Each stockholder receiving proxy materials by mail may vote by proxy by using the accompanying proxy card. When you return a proxy card that is properly signed and completed, the shares represented by your proxy will be voted as you specify on the proxy card.

If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote your shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting. Please refer to the voter instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting, including by telephone or by using the Internet.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then your shares will not be voted with respect to any proposal. The Board and management do not intend to present any matters at this time at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals designated as proxy’s discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

Can I change my vote?

Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with our Secretary or by mailing a proxy bearing a later date or by attending the annual meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your bank, broker, other record holder of your shares or other nominee or, if you have obtained a legal proxy from your bank, broker, other record holder of your shares or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Who is soliciting this proxy?

We are soliciting this proxy on behalf of our Board of Directors and will pay all expenses associated with this solicitation. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies through further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.

Will stockholders be asked to vote on any other matters?

To the knowledge of the Company and its management, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

What vote is required to approve each item?

The two nominees receiving the highest vote totals of the eligible shares of our common stock will be elected as our Class I directors. The approval of the 2014 Equity Incentive Plan (“2014 Plan”) and the ratification of the appointment of SingerLewak LLP (“SingerLewak”) require the affirmative vote of the majority of the votes present, in person or by proxy, and entitled to vote at the meeting.

How are votes counted?

With regard to the election of directors, votes may be cast in favor or withheld and votes that are withheld will be excluded entirely from the vote and will have no effect. You may not cumulate your votes for the election of directors.

For the other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions are considered to be present and entitled to vote at the meeting and, therefore, will have the effect of a vote against each of the proposals.

If you hold your shares in “street name,” the Company has supplied copies of its proxy materials for its 2015 annual meeting of stockholders to the broker, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. Your broker, bank or other nominee that have not received voting instructions from their clients may not vote on any proposal other than the appointment of SingerLewak. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval of any of the proposals and will have no effect on the outcome of any of the proposals other than the approval of the amendment to our articles of incorporation to provide for a classified board of directors. Your broker, bank or other nominee is permitted to vote your shares on the appointment of SingerLewak as our independent auditor without receiving voting instructions from you.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

How can I find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days of the meeting.

Do I Have Dissenters’ Rights of Appraisal?

Under the Nevada Revised Statues and our charter documents, holders of our common stock will not be entitled to statutory rights of appraisal, commonly referred to as dissenters’ rights or appraisal rights (i.e., the right to seek a judicial determination of the “fair value” of their shares and to compel the purchase of their shares for cash in that amount) with respect to the proposals contained herein.

What Interest Do Officers and Directors Have in Matters to Be Acted Upon?

No person who has been a director or executive officer of the Company at any time since the beginning of our fiscal year, and no associate of any of the foregoing persons, has any substantial interest, direct or indirect, in any matter to be acted upon, other than Proposal 1, the election of two nominees as Class I directors set forth herein and Proposal 2, to the extent such person hold equity securities granted under the 2014 Plan as set forth herein.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of July 1, 2015: (i) by each of our directors, (ii) by each of the Named Executive Officers, (iii) by all of our executive officers and directors as a group, and (iv) by each person or entity known by us to beneficially own more than five percent (5%) of any class of our outstanding shares. The percentage ownership of each beneficial owner is calculated. As of July 1, 2015, there were 14,060,100 shares of our common stock outstanding.

	Amount and Nature of Beneficial Ownership (1)
Name and Address of Beneficial Owner	Common Stock		Options		Warrants	Total	Percentage of Common Stock (%)

Officers and Directors

Doug Croxall (Chairman and CEO)	615,384	(2)	915,385	(3)	-	1,530,769	10.2%

Francis Knuettel II (Chief Financial Officer)	-		162,500	(4)	-	162,500	*

James Crawford (Chief Operating Officer)	-		120,256	(5)	-	120,256	*

Umesh Jani (Chief Technology Officer and SVP, Licensing)	-		79,695	(6)	-	79,695	*

Enrique Sanchez (Executive Vice President, Licensing & IP Counsel)	-		57,644	(7)	-	57,644	*

Richard Chernicoff (Director)	-		8,333	(8)	-	8,333	*

Edward Kovalik (Director)	-		38,333	(9)	-	38,333	*

William Rosellini (Director)	-		61,667	(10)	-	51,677	*

Richard Tyler (Director)	-		8,333	(11)	-	8,333	*

All Directors and Executive Officers (six persons)	615,384		1,442,146		-	2,057,530	13.3%

Persons owning more than 5% of voting securities

Spangenberg Holder (12)	2,408,924		-		48,078	2,457,002	17.5%

* Less than 1%

(1)
Amounts set forth in the table and footnotes gives effect to the stock dividend that we effectuated on December 22, 2014. In determining beneficial ownership of our common stock as of a given date, the number of shares shown includes shares of common stock which may be acquired on exercise of warrants or options or conversion of convertible securities within 60 days of July 1, 2015. In determining the percent of common stock owned by a person or entity on July 1, 2015, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on July 1, 2015, and (ii) the total number of shares that the beneficial owner may acquire upon conversion of the preferred and on exercise of the warrants and options, subject to limitations on conversion and exercise as more fully described in note 10 below. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(2)	Heldby Croxall Family Revocable Trust, over which Mr. Croxall holds voting and dispositive power.

(3)
Represents options to purchase 307,692 shares of common stock at an exercise price of $3.25 per share, options to purchase 307,692 shares of common stock at an exercise price of $2.625 per share, options to purchase 175,000 shares of common stock at an exercise price of $2.965 per share and options to purchase 125,000 shares of common stock at an exercise price of $6.40 per share and excludes options to purchase 25,000 shares of common stock at an exercise price of $2.965 per share and options to purchase 175,000 shares of common stock at an exercise price of $6.40 per share that are not exercisable within 60 days of July 1, 2015.

(4)
Represents options to purchase 120,833 shares of common stock at an exercise price of $4.165 per share and options to purchase 41,667 shares at an exercise price of $6.40 per share and excludes options to purchase 169,167 shares of common stock at an exercise price of $4.165 per share and options to purchase 58,333 shares at an exercise price of $6.40 per share that do not vest and are not exercisable within 60 days of July 1, 2015.

(5)
Represents options to purchase 76,923 shares of common stock at an exercise price of $2.47 per share, options to purchase 9,900 shares of common stock at an exercise price of $4.165 per share and options to purchase 33,333 shares of common stock at an exercise price of $6.40 per share and excludes options to purchase 20,100 shares of common stock at an exercise price of $4.165 per share and options to purchase 46,667 shares of common stock at an exercise price of $6.40 per share that are not exercisable within 60 days of July 1, 2015.

(6)
Represents options to purchase 27,778 shares of common stock at an exercise price of $6.40 per share, options to purchase 15,384 shares of common stock at an exercise price of $3.425 per share options to purchase 13,200 shares of common stock at an exercise price of $4.165 per share and options to purchase 23,333 shares of common stock at an exercise price of $5.05 per share and excludes options to purchase 72,222 shares of common stock at an exercise price of $6.40 per share, options to purchase 7,692 shares of common stock at an exercise price of $3.425 per share, options to purchase 26,800 shares of common stock at an exercise price of $4.165 per share and options to purchase 16,667 shares of common stock at an exercise price of $5.05 per share that are not exercisable within 60 days of July 1, 2015.

(7)
Represents options to purchase 44,444 shares of common stock at an exercise price of $6.40 per share and options to purchase 13,200 shares at an exercise price of $4.165 per share and excludes options to purchase 115,556 shares of common stock at an exercise price of $6.40 per share and options to purchase 26,800 shares at an exercise price of $4.165 per share that do not vest and are not exercisable within 60 days of July 1, 2015.Represents a warrant to purchase 8,333 shares of common stock at an exercise price of $7.37 per share and excludes options to purchase 11,667 shares of common stock at an exercise price of $7.37 per share and options to purchase 280,000 shares of common stock at an exercise price of $6.76 per share that do not vest and are not exercisable within 60 days of July 1, 2015.

(8)
Represents a warrant to purchase 8,333 shares of common stock at an exercise price of $7.37 per share and excludes options to purchase 11,667 shares of common stock at an exercise price of $7.37 per share and options to purchase 280,000 shares of common stock at an exercise price of $6.76 per share that do not vest and are not exercisable within 60 days of July 1, 2015.

(9)
Represents options to purchase 20,000 shares of common stock at an exercise price of $3.295 per share and options to purchase 18,333 shares of common stock at an exercise price of $7.445 per share and excludes options to purchase 1,667 shares of common stock at an exercise price of $7.445 per share that do not vest and are not exercisable within 60 days of July 1, 2015.

(10)
Represents options to purchase 10,256 shares of common stock at an exercise price of $3.25 per share, options to purchase 23,077 shares of common stock at an exercise price of $2.625 per share and options to purchase 18,333 shares of common stock at an exercise price of $7.445 per share and excludes options to purchase 5,128 shares of common stock at an exercise price of $3.25 per share and options to purchase 1,667 shares of common stock at an exercise price of $7.445 per share that are not exercisable within 60 days of July 1, 2015.

(11)
Represents a warrant to purchase 8,333 shares of common stock at an exercise price of $6.61 per share and excludes options to purchase 11,667 shares of common stock at an exercise price of $6.61 per share that do not vest and are not exercisable within 60 days of July 1, 2015.

(12)
Represents 782,000 shares of Series B Convertible Preferred Stock, convertible into 782,000 shares of common stock, 1,626,924 shares of common stock and warrants to purchase 48,078 shares of common stock at an exercise price of $3.25, all held individually or by entities over which Audrey or Erich Spangenberg hold voting and dispositive powers.

PROPOSAL NO. 1
ELECTION OF CLASS I DIRECTORS

General

Two Class I directors are to be elected at the 2015 annual meeting of stockholders to serve until the 2018 annual meeting of stockholders. Unless otherwise instructed, the persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election of the nominees listed below. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in such event, proxies will be voted by the proxy holder for such other persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of Class I director to be elected. Election of Class I director requires a plurality of the votes cast at the annual meeting.

The following table sets forth the nominees for Class I directors on the Board of Directors. It also provides certain information about the nominees as of the Record Date.

Nominees for Class I Directors

Name and Address	Age	Date First Elected or Appointed	Position(s)
Edward Kovalik	40	April 15, 2014	Director
Richard Tyler	57	March 18, 2015	Director

Edward Kovalik - Director

Edward Kovalik, 40, is the Chief Executive Officer and Managing Partner of KLR Group, which he co-founded in the spring of 2012. KLR Group is an investment bank specializing in the Energy sector. Ed manages the firm and focuses on structuring customized financing solutions for the firm’s clients. He has over 16 years of experience in the financial services industry. Prior to founding KLR, Ed was Head of Capital Markets at Rodman & Renshaw, and headed Rodman’s Energy Investment Banking team. Prior to Rodman, from 1999 to 2002, Ed was a Vice President at Ladenburg Thalmann & Co, where he focused on private placement transactions for public companies. Ed serves as a director on the board of River Bend Oil and Gas.

Richard Tyler - Director

Richard Tyler, Age 57, has a background in private equity, venture capital and mergers & acquisitions. He has been serving as a Managing Director of Vulano Group, a leading technology and intellectual property development company since 2007. Prior to Vulano Group, he founded M2P Capital, LLC, a Denver based private equity firm, where he has served as partner since 2002. Prior to forming M2P Capital, he was a partner in Taleria Ventures, a venture firm engaged in early stage investing and start-up management. In 1988, he founded BACE Industries; a company that executed buy and build strategies in the manufacturing, distribution, business services, and technology industries.  In addition, he serves as a director and adviser to numerous private companies and is a director of The American Institute for Avalanche Research and Education, Colorado Outward Bound School and The American Mountain Guides Association. He graduated from the Colorado College in 1980 with a BA degree. The Board believes Mr. Tyler’s qualifications to sit on the Board include his significant experience with mergers and acquisitions, intellectual property (acquisition, licensing and litigation) and leadership of business organizations.

Vote Required

The affirmative vote of the holders of a plurality of the common stock present at the 2015 annual meeting of stockholders is required for approval of this proposal.

Our Board of Directors recommends a vote FOR each of the Class I director nominees listed above.

DIRECTORS AND OFFICERS

Set forth below is certain information regarding our directors and executive officers.  Our Board of Directors is comprised of five directors, and is divided among three classes, Class I, Class II and Class III. Class II directors will serve until the 2016 annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. Class III directors will serve until the 2017 annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. Class I directors will serve until the 2018 annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death.  All officers serve at the pleasure of the Board.

 The following table presents information with respect to our current officers, directors and significant employees (except that Messrs. Kovalik and Tyler who are listed above):

Name and Address	Age	Date First Elected or Appointed	Position(s)
Doug Croxall	46	November 14, 2012	Chief Executive Officer and Chairman
Francis Knuettel II	48	May 15, 2014	Chief Financial Officer
James Crawford	40	March 1, 2013	Chief Operating Officer
Richard S. Chernicoff	49	March 6, 2015	Director
William Rosellini	35	March 8, 2013	Director

Background of officers and directors

The following is a brief account of the education and business experience during at least the past five years of our officers and directors, indicating each person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Doug Croxall - Chief Executive Officer and Chairman

Mr. Croxall, 46, has served as the Chief Executive Officer and Founder of LVL Patent Group LLC, a privately owned patent licensing company since 2009.  From 2003 to 2008, Mr. Croxall served as the Chief Executive Officer and Chairman of FirePond, a software company that licensed configuration pricing and quotation software to Fortune 1000 companies. Mr. Croxall earned a Bachelor of Arts degree in Political Science from Purdue University in 1991 and a Master of Business Administration from Pepperdine University in 1995.  Mr. Croxall was chosen as a director of the Company based on his knowledge of and relationships in the patent acquisition and monetization business.

Francis Knuettel II - Chief Financial Officer

Mr. Knuettel, 48, was Managing Director and CFO for Greyhound IP LLC, an investor in patent litigation expenses for patents enforced by small firms and individual inventors prior to joining the Company.  Since 2007, Mr. Knuettel has been the Managing Member of Camden Capital LLC, which is focused on the monetization of patents Mr. Knuettel acquired in 2007. From 2007 through 2013, Mr. Knuettel served as the Chief Financial Officer of IP Commerce, Inc.   From 2005 through 2007, Mr. Knuettel served as the CFO of InfoSearch Media, Inc., a publicly traded company.  From 2000 through 2004, Mr. Knuettel was at Internet Machines Corporation, a fables semiconductor company located in Los Angeles, where he served on the Board of Directors and held several positions, including Chief Executive Officer and Chief Financial Officer.  Mr. Knuettel was a member of the Board of Directors and Chairman of the Audit Committee for Firepond, Inc., a publicly traded producer of CPQ software systems. Mr. Knuettel received his BA with honors in Economics from Tufts University and holds an MBA in Finance and Entrepreneurial Management from The Wharton School at the University of Pennsylvania.

James Crawford - Chief Operating Officer

Mr. Crawford, 40, was a founding member of Kino Interactive, LLC, and of AudioEye, Inc. Mr. Crawford’s experience as an entrepreneur spans the entire life cycle of companies from start-up capital to compliance officer and director of reporting public companies. Prior to his involvement as Chief Operating Officer of Marathon, Mr. Crawford served as a director and officer of Augme Technologies, Inc. beginning March 2006, and assisted the company in maneuvering through the initial challenges of acquisitions executed by the company through 2011 that established the company as a leading mobile marketing company in the United States. Mr. Crawford is experienced in public company finance and compliance functions. He has extensive experience in the area of intellectual property creation, management and licensing. Mr. Crawford also served on the board of directors Modavox® and Augme Technologies, and as founder and managing member of Kino Digital, Kino Communications, and Kino Interactive.

Richard S. Chernicoff – Director

Richard Chernicoff, 49, has served as a director of Unwired Planet, Inc. since March 2014. Prior to joining the board of directors of Unwired Planet, Inc., Mr. Chernicoff was President of Tessera Intellectual Property Corp. from July 2011 to January 2013. Mr. Chernicoff was President of Unity Semiconductor Corp. from December 2009 to July 2011. Prior to that, Mr. Chernicoff was with San Disk from 2003 to 2009 where as Senior Vice President, Business Development, Mr. Chernicoff was responsible for mergers and acquisitions and intellectual property matters. Previously, Mr. Chernicoff was a mergers and acquisitions partner in the Los Angeles office of Brobeck, Phleger & Harrison LLP from 2001 to 2003, and Mr. Chernicoff was a corporate lawyer in the Los Angeles office of Skadden, Arps, Slate, Meagher & Flom LLP from 1995 to 2000. Prior to that, Mr. Chernicoff was a member of the staff of the United States Securities and Exchange Commission in Washington DC from 1993 to 1995. Mr. Chernicoff began his career as a certified public accountant with Ernst & Young. Mr. Chernicoff has a B.S. in Business Administration from California State University Northridge and received a J.D. from St. John’s University School of Law. The Board believes Mr. Chernicoff’s qualifications to sit on the Board include his significant experience with mergers and acquisitions, intellectual property (acquisition, licensing and litigation) and leadership of business organizations.

William Rosellini - Director

William Rosellini, 34, is Founder and Chairman of Microtransponder Inc. and Rosellini Scientific, LLC. Dr. Rosellini previously served as the founding CEO of Microtransponder from 2006 to 2012 and Lexington Technology Group in 2012. During his tenures as CEO he has raised nearly $30M in venture funding and $10M in NIH grants. Dr. Rosellini has been named a MTBC Tech Titan and a GSEA Entrepreneur of the Year and has testified to Congress on the importance of non-dilutive funding for inventors and researchers. Dr. Rosellini holds a BA in economics from the University of Dallas, a JD from Hofstra Law, an MBA and MS of Accounting from the University of Texas, a MS of Computational Biology from Rutgers, a MS of Regulatory Science from USC and a MS of Neuroscience from University of Texas. Previously, Dr. Rosellini was a right-handed pitcher who played in Arizona Diamondbacks system. The Board has determined that Dr. Rosellini’s medical technology expertise and industry knowledge and experience will make him a valuable member of the Board.

Board Composition

Directors currently are elected to the class and for the terms as provided in Proposal No. 1 or until the earlier of their death, resignation, removal or until their successors have been duly elected and qualified. There are no family relationships among our Directors. Our bylaws provide that the number of members of our Board of Directors may be changed from time to time by resolutions adopted by the Board of Directors and/or the stockholders. Our Board of Directors currently consists of five members.

Directorships

Except as otherwise reported above, none of our directors held directorships in other reporting companies and registered investment companies at any time during the past five years.

Involvement in Certain Legal Proceedings

During the past ten years, none of our officers, directors, promoters or control persons have been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.

Board Leadership Structure

Our Board does not have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. Our Board believes that it should have the flexibility to periodically determine the leadership structure that it believes is best for the Company. The Board believes that its current leadership structure, with Mr. Croxall serving as both Chief Executive Officer and Board Chairman, is appropriate given the efficiencies of having the Chief Executive Officer also serve in the role of Chairman.

Board Role in Risk Oversight

Risk is inherent with every business and we face a number of risks. Management is responsible for the day-to-day management of risks we face, while our Board of Directors is responsible for overseeing our management and operations, including overseeing its risk assessment and risk management functions.

Number of Meetings of the Board of Directors and Committees

During 2014, the Board held 8 meetings, the Audit Committee held 4 meeting, the Compensation Committee held 1 meetings and the Nominating and Governance Committee held 0 meeting. Directors are expected to attend Board and Committee meetings and to spend time needed to meet as frequently as necessary to properly discharge their responsibilities. Each active director attended at least 75% of the aggregate number of meetings of the Board during 2014.

Attendance at Annual Meetings of the Stockholders

The Company has no policy requiring Directors and Director Nominees to attend its annual meeting of stockholders; however, all Directors and Director Nominees are encouraged to attend.

Director Independence

Mr. Richard Tyler, Mr. Edward Kovalik and Dr. William Rosellini are "independent" directors based on the definition of independence in the listing standards of the NASDAQ Stock Market LLC (“NASDAQ”).

Committees of the Board of Directors

Our Board of Directors has established three standing committees: an audit committee, a nominating and corporate governance committee and a compensation committee, which are described below.  Members of these committees are elected annually at the regular board meeting held in conjunction with the annual stockholders’ meeting. The charter of each committee is available on our website at www.marathonpg.com.

Audit Committee

The Audit Committee members are Mr. Richard Tyler, Mr. Edward Kovalik and Dr. William Rosellini. The Committee has authority to review our financial records, deal with our independent auditors, recommend to the Board policies with respect to financial reporting, and investigate all aspects of the our business. All three members of the Audit Committee, Mr. Tyler, Mr. Kovalik and Mr. Rosellini, currently satisfy the independence requirements and other established criteria of NASDAQ.

The Audit Committee Charter is available on the Company’s website at http://www.marathonpg.com/. The Audit Committee has sole authority for the appointment, compensation and oversight of the work of our independent registered public accounting firm, and responsibility for reviewing and discussing with management and our independent registered public accounting firm our audited consolidated financial statements included in our Annual Report on Form 10-K, our interim financial statements and our earnings press releases. The Audit Committee also reviews the independence and quality control procedures of our independent registered public accounting firm, reviews management’s assessment of the effectiveness of internal controls, discusses with management the Company’s policies with respect to risk assessment and risk management and will review the adequacy of the Audit Committee charter on an annual basis.

The Board of Directors has determined that Mr. Rosellini meet the requirements of an audit committee financial expert as defined in the SEC rules.

Nominating and Governance Committee

The Nominating and Corporate Governance Committee members are Mr. Richard Tyler, Mr. Edward Kovalik and Dr. William Rosellini. The Nominating and Corporate Governance Committee has the following responsibilities: (a) setting qualification standards for director nominees; (b) identifying, considering and nominating candidates for membership on the Board; (c) developing, recommending and evaluating corporate governance standards and a code of business conduct and ethics applicable to the Company; (d) implementing and overseeing a process for evaluating the Board, Board committees (including the Committee) and overseeing the Board’s evaluation of the Chairman and Chief Executive Officer of the Company; I making recommendations regarding the structure and composition of the Board and Board committees; (f) advising the Board on corporate governance matters and any related matters required by the federal securities laws; and (g) assisting the Board in identifying individuals qualified to become Board members; recommending to the Board the director nominees for the next annual meeting of shareholders; and recommending to the Board director nominees to fill vacancies on the Board.

The Nominating and Governance Committee Charter is available on the Company’s website at http://www.marathonpg.com/. The Nominating and Governance Committee determines the qualifications, qualities, skills, and other expertise required to be a director and to develop, and recommend to the Board for its approval, criteria to be considered in selecting nominees for director (the “Director Criteria”); identifies and screens individuals qualified to become members of the Board, consistent with the Director Criteria. The Nominating and Governance Committee considers any director candidates recommended by the Company's stockholders pursuant to the procedures described in the Company's proxy statement, and any nominations of director candidates validly made by stockholders in accordance with applicable laws, rules and regulations and the provisions of the Company's charter documents. The Nominating and Governance Committee makes recommendations to the Board regarding the selection and approval of the nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders, subject to approval by the Board.

Compensation Committee

The Compensation Committee oversees our executive compensation and recommends various incentives for key employees to encourage and reward increased corporate financial performance, productivity and innovation. Its members are Mr. Richard Tyler, Mr. Edward Kovalik and Dr. William Rosellini. All three members of the Compensation Committee, Mr. Tyler, Mr. Kovalik and Mr. Rosellini, currently satisfy the independence requirements and other established criteria of NASDAQ.

The Compensation Committee Charter is available on the Company’s website at http://www.marathonpg.com/. The Compensation Committee is responsible for: (a) assisting our Board in fulfilling its fiduciary duties with respect to the oversight of the Company’s compensation plans, policies and programs, including assessing our overall compensation structure, reviewing all executive compensation programs, incentive compensation plans and equity-based plans, and determining executive compensation; and (b) reviewing the adequacy of the Compensation Committee charter on an annual basis. The Compensation Committee, among other things, reviews and approves the Company's goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer's performance with respect to such goals, and set the Chief Executive Officer's compensation level based on such evaluation. The Compensation Committee also considers the Chief Executive Officer's recommendations with respect to other executive officers and evaluates the Company's performance both in terms of current achievements and significant initiatives with long-term implications. It assesses the contributions of individual executives and recommend to the Board levels of salary and incentive compensation payable to executive officers of the Company; compares compensation levels with those of other leading companies in similar or related industries; reviews financial, human resources and succession planning within the Company; recommend to the Board the establishment and administration of incentive compensation plans and programs and employee benefit plans and programs; recommends to the Board the payment of additional year-end contributions by the Company under certain of its retirement plans; grants stock incentives to key employees of the Company and administer the Company's stock incentive plans; and reviews and recommends for Board approval compensation packages for new corporate officers and termination packages for corporate officers as requested by management.

COMPENSATION COMMITTEE REPORT OF EXECUTIVE COMPENSATION

The Compensation Committee has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed that analysis with management.  Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014.  This report is provided by the following independent directors, who comprise the Compensation Committee:

Edward Kovalik
William Rosellini
Richard Tyler

Director Compensation

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during 2014 and 2013 awarded to, earned by or paid to our directors. The value attributable to any Warrant Awards reflects the grant date fair values of stock awards calculated in accordance with FASB Accounting Standards Codification Topic 718.

Name	Fees Earned or paid in cash	Stock awards	Option awards	Non-equity incentive plan compensation	Non-qualified deferred compensation earnings	All other compensation	Total
	($)	($)	($)	($)	($)	($)	($)
Stuart Smith (1)
2014	-	45,995	50,026	-	-	-	96,021
2013	-	101,250	-	-	-	-	101,250
Edward Kovalik
2014	-	45,995	73,076	-	-	-	119,071
2013	-	-	-	-	-	-	-
William Rosellini
2014	14,875	-	50,026	-	-	-	64,901
2013	-	-	-	-	-	62,683	62,683
Craig Nard (2)
2014	-	-	-	-	-	-	-
2013	-	-	-	-	-	62,863	62,863

(1) Stuart Smith resigned from his position as Director on March 3, 2015.

(2) Craig Nard resigned from his position as Director on April 15, 2014.

EXECUTIVE COMPENSATION

Summary Compensation Table

         The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during 2014 and 2013 awarded to, earned by or paid to our executive officers. The value attributable to any Option Awards and Stock Awards reflects the grant date fair values of stock awards calculated in accordance with FASB Accounting Standards Codification Topic 718.

Name and Principal Position	Year	Salary	Bonus Awards	Stock Awards	Option Awards	Non-Equity Plan Compensation	Nonqualified Deferred Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)

Doug Croxall	2014	480,000	180,000	-	958,298	-	-	-	1,618,298
CEO and Chairman	2013	363,333	350,000	-	902,692	-	-	-	1,616,025
Francis Knuettel II	2014	154,376	93,750	-	1,051,847	-	-	-	1,299,973
CFO (1)	2013	-	-	-	-	-	-	-	-
James Crawford	2014	185,002	61,975	-	331,313	-	-	-	578,290
COO	2013	221,408	-	-	366,677	-	-	-	588,085
John Stetson (2)	2014	100,000	37,500	-	463,177	-	-	-	600,677
EVP, Secretary and Former CFO	2013	79,583	-	405,000	284,750	-	-	-	769,333
Umesh Jani (3)	2014	37,500	-	-	453,445	-	-	-	490,945
CTO, SVP Licensing	2013	-	-	-	-	-	-	-	-
Enrique Sanchez (4)	2014	35,833	28,500	-	572,649	-	-	-	636,982
EVP, Licensing & IP Counsel	2013	-	-	-	-	-	-	-	-
Nathaniel Bradley (5)	2014	-	-	-	-	-	-	-	-
Former CTO	2013	148,125	-	-	517,200	-	-	-	665,325
Richard Raisig (6)	2014	89,747	-	-	-	-	-	-	89,747
Former CFO	2013	19,791	-	-	511,036	-	-	-	530,827
Daniel Gelbtuch (7)	2014	63,599	-	-	976,599	-	-	-	1,040,198
Former CMO	2013	-	-	-	-	-	-	-	-

(1) Francis Knuettel II was appointed as Chief Financial Officer on May 15, 2014.
(2) John Stetson was appointed as President, Chief Operating Officer and a director on June 26, 2012. On November 14, 2012, John Stetson resigned as the Company’s President and Chief Operating Officer and was re-appointed as the Chief Financial Officer and Secretary on January 28, 2013. Mr. Stetson ceased to serve as Chief Financial Officer, effective December 3, 2013 when we appointed Mr. Richard Raisig as our Chief Financial Officer, effective December 3, 2013. Mr. Stetson served as interim Chief Financial Officer from April 25, 2014 through May 15, 2014 and remained an Executive Vice President and Secretary through his resignation on February 6, 2014.

(3) Umesh Jani was appointed as the Chief Technology Officer and SVP of Licensing of the Company on October 31, 2014.
(4) Enrique Sanchez was appointed as the Senior Vice President of Licensing of the Company on October 31, 2014 and promoted to Executive Vice President of Licensing and IP Counsel on June 3, 2015.

(5) Nathaniel Bradley served as the Company’s Chief Technology Officer and President of IP Services from March 1, 2013 to June 19, 2013.
(6) Richard Raisig was appointed as Chief Financial Officer on December 3, 2013 and resigned on April 25, 2014.

(7) Daniel Gelbtuch was appointed as the Chief Marketing Officer on September 9, 2014 and he ceased to serve effective January 20, 2015.

Employment Agreements

On November 14, 2012, we entered into an employment agreement with Doug Croxall (the “Croxall Employment Agreement”), whereby Mr. Croxall agreed to serve as our Chief Executive Officer for a period of two years, subject to renewal, in consideration for an annual salary of $350,000 and an Indemnification Agreement. Additionally, under the terms of the Croxall Employment Agreement, Mr. Croxall shall be eligible for an annual bonus if we meet certain criteria, as established by the Board of Directors, subject to standard “claw-back rights” in the event of any restatement of any prior period earnings or other results as from which any annual bonus shall have been determined.  As further consideration for his services, Mr. Croxall received a ten-year option award to purchase an aggregate of 307,692 shares of our common stock with an exercise price of $3.25 per share, which shall vest in twenty-four (24) equal monthly installments on each monthly anniversary of the date of the Croxall Employment Agreement. On November 18, 2013, we entered into Amendment No. 1 to the Croxall Employment Agreement (“Amendment”). Pursuant to the Amendment, the term of the Croxall Agreement shall be extended to November 14, 2017 and (ii) Mr. Croxall’s annual base salary shall be increased to $480,000, subject to a 3% increase every year, commencing on November 14, 2014.

On January 28, 2013, we entered into an employment agreement with John Stetson, our Chief Financial Officer and Secretary (the “Stetson Employment Agreement”) whereby Mr. Stetson agreed to serve as our Chief Financial Officer for a period of one year, subject to renewal, in consideration for an annual salary of $75,000.  Additionally, Mr. Stetson shall be eligible for an annual bonus if we meet certain criteria, as established by the Board of Directors, subject to standard “claw-back rights” in the event of any restatement of any prior period earnings or other results as from which any annual bonus shall have been determined.  As further consideration for his services, Mr. Stetson received a ten-year option award to purchase an aggregate of 76,923 shares of our common stock with an exercise price of $3.25 per share, which shall vest in three (3) equal annual installments on the beginning on the first annual anniversary of the date of the Stetson Employment Agreement, provided Mr. Stetson is still employed by us. In the event of Mr. Stetson’s termination prior to the expiration of his employment term under his employment agreement, unless he is terminated for Cause (as defined in the Stetson Employment Agreement), or in the event Mr. Stetson resigns without Good Reason (as defined in the Stetson Employment Agreement), we shall pay to him a lump sum in an amount equal to the sum of his (i) base salary for the prior 12 months plus (ii) his annual bonus amount during the prior 12 months.

On March 1, 2013, Mr. James Crawford was appointed as our Chief Operating Officer. Pursuant to the Employment Agreement with Mr. Crawford dated March 1, 2013 (“Crawford Employment Agreement”). Mr. Crawford shall serve as our Chief Operating Officer for two (2) years. The Crawford Employment Agreement shall be automatically renewed for successive one (1) year periods thereafter. Mr. Crawford shall be entitled to a base salary at an annual rate of $185,000, with such upward adjustments as shall be determined by the Board in its sole discretion. Mr. Crawford shall also be entitled to an annual bonus if we meet or exceed criteria adopted by the Compensation Committee of the Board for earning bonuses. Mr. Crawford shall be awarded five-year stock options to purchase an aggregate of 76,923 shares of our common stock, with a strike price based on the closing price of our common stock on March 1, 2013, vesting in twenty-four (24) equal installments on each monthly anniversary of March 1, 2013, provided Mr. Crawford is still employed by us on each such date.

On March 1, 2013, Mr. Nathaniel Bradley was appointed as our Chief Technology Officer and President of IP Services. Pursuant to the Employment Agreement between the Company and Mr. Bradley dated March 1, 2013 (“Bradley Employment Agreement”), Mr. Bradley shall serve as the Company’s Chief Technology Officer and President of IP Services for two (2) years. The Bradley Employment Agreement shall be automatically renewed for successive one (1) year periods thereafter. Mr. Bradley shall be entitled to a base salary at an annual rate of $195,000, with such upward adjustments as shall be determined by the Board in its sole discretion. Mr. Bradley shall also be entitled to an annual bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board for earning bonuses. Mr. Bradley shall be awarded five-year stock options to purchase an aggregate of 153,846 shares of the Company’s common stock, with a strike price based on the closing price of the Company’s common stock on March 1, 2013, vesting in twenty-four (24) equal installments on each monthly anniversary of March 1, 2013, provided Mr. Bradley is still employed by the Company on each such date. On June 19, 2013, our Board accepted the resignation of Mr. Bradley from his position of Chief Technology Officer and President of IP Services. In connection with his resignation, Mr. Bradley entered into a Separation and Release Agreement with the Company (“Separation and Release Agreement”), pursuant to which, Mr. Bradley is entitled to a severance payment of $16,250 and 250,000 options previously granted to him under his employment agreement, which - vested but were subsequently forfeited.  Pursuant to the Separation and Release Agreement, Mr. Bradley also agreed to provide periodic consultation to the Company as requested at an agreed upon hourly rate of $75.00.

On November 18, 2013, we entered into a two-year Executive Employment Agreement with Richard Raisig (“Raisig Employment Agreement”), pursuant to which Mr. Raisig shall serve as our Chief Financial Officer, effective December 3, 2013. Pursuant to the terms of the Raisig Agreement, Mr. Raisig shall receive a base salary at an annual rate of $250,000.00 and an annual bonus up to 100% of Mr. Raisig’s base salary as determined by the Compensation Committee of the Board. As further consideration for Mr. Raisig’s services, we agreed to issue Mr. Raisig ten-year stock options to purchase an aggregate of 230,000 shares of common stock, with a strike price of $2.85 per share, vesting in twenty-four (24) equal installments on each monthly anniversary of the date of the Raisig Agreement, provided Mr. Raisig is still employed by us on each such date.  On April 25, 2014, our Board accepted Mr. Raisig’s resignation from his position of Chief Financial Officer.

On May 15, 2014, we entered into a three-year Executive Employment Agreement with Francis Knuettel II (“Knuettel Employment Agreement”), pursuant to which Mr. Knuettel will serve as the Chief Financial Officer of the Company, effective May 15, 2014. Pursuant to the terms of the Agreement, Mr. Knuettel shall receive a base salary at an annual rate of $250,000.00 and an annual bonus up to 75% of Mr. Knuettel’s base salary as determined by the Compensation Committee of the Board. As further consideration for Mr. Knuettel’s services, the Company agreed to issue Mr. Knuettel ten-year stock options to purchase an aggregate of 290,000 shares of common stock, with a strike price of $4.165 per share, vesting in thirty-six (36) equal installments on each monthly anniversary of the date of the Agreement, provided Mr. Knuettel is still employed by the Company on each such date.

On September 9, 2014, we entered into a three-year executive employment agreement (“Gelbtuch Employment Agreement”) with Daniel Gelbtuch pursuant to which Mr. Gelbtuch shall serve as the Company's Chief Marketing Officer. Pursuant to the terms of the Employment Agreement, Mr. Gelbtuch shall receive a base salary at an annual rate of $230,000.00 and an additional $2,000.00 monthly remote operating expense. Mr. Gelbtuch shall be entitled to incentive compensation up to 80% of Mr. Gelbtuch’s base salary as determined by the Compensation Committee of the Company. As further consideration for Mr. Gelbtuch’s services, the Company agreed to issue Mr. Gelbtuch ten year stock options outside of the Company’s 2012 Equity Incentive Plan to purchase an aggregate of 290,000 shares of common stock, with an exercise price of $5.62 per share, which was the closing price on the day the Board of Directors approved such grant. The options shall vest in thirty-six (36) equal installments on each monthly anniversary of the date of the Employment Agreement, provided Mr. Gelbtuch is still employed by the Company on each such date. On January 20, 2015, Mr. Gelbtuch and the Company mutually agreed that Mr. Gelbtuch would cease to serve, effective immediately, as the Company's Chief Marketing Officer.  The Company and Mr. Gelbtuch are working on details regarding an ongoing consulting position for Mr. Gelbtuch.

On October 31, 2014, we entered into a two-year executive employment agreement (“Jani Employment Agreement”) with Umesh Jani pursuant to which Mr. Jani shall serve as the Company's Chief Technology Officer and SVP Licensing. Pursuant to the terms of the Jani Employment Agreement, Mr. Jani shall receive a base salary at an annual rate of $225,000.00 and an annual incentive compensation of up to 100% of the base salary, as determined by the Compensation Committee. As further consideration for Mr. Jani’s services, the Company agreed to issue him ten-year stock options under the Company’s 2014 Plan, subject to shareholder approval, to purchase an aggregate of 100,000 shares of common stock, with an exercise price of $6.40 per share. The options shall vest in thirty-six (36) equal installments on each monthly anniversary of the date of the Jani Employment Agreement, provided Mr. Jani is still employed by the Company on each such date.

On November 3, 2014, we entered into a two-year executive employment agreement (“Sanchez Employment Agreement”) with Rick Sanchez, effective October 31, 2014, pursuant to which Mr. Sanchez shall serve as the Company's Senior Vice President of Licensing. Pursuant to the terms of the Sanchez Employment Agreement, Mr. Sanchez shall receive a base salary at an annual rate of $215,000.00 and an annual incentive compensation of up to 100% of the base salary, as determined by the Compensation Committee. As further consideration for Mr. Sanchez’s services, the Company agreed to issue him ten-year stock options under the Company’s 2014 Plan, subject to shareholder approval, to purchase an aggregate of 160,000 shares of common stock, with an exercise price of $6.40 per share. The options shall vest in thirty-six (36) equal installments on each monthly anniversary of the date of the Sanchez Employment Agreement, provided Mr. Sanchez is still employed by the Company on each such date.

Outstanding Equity Awards at 2014 Fiscal Year-End

On August 1, 2012, our board of directors and stockholders adopted the 2012 Equity Incentive Plan, pursuant to which 1,538,462 shares of our common stock are reserved for issuance as awards to employees, directors, consultants, advisors and other service providers.

On September 16, 2014, our board of directors adopted the 2014 Plan. The 2014 Plan authorizes the Company to grant stock options, restricted stock, preferred stock, other stock based awards, and performance awards to purchase up to 2,000,000 shares of stock and the 2014 Plan is subject to shareholder approval on or prior to September 16, 2015. Awards may be granted to the Company’s directors, officers, consultants, advisors and employees. Unless earlier terminated by the Board, the 2014 Plan will terminate, and no further awards may be granted, after September 16, 2024.

	Option Awards					Stock awards
	Number of securities underlyng unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares of units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards" Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

Doug Croxall	307,692	-	-	$3.25	11/14/22	-	-	-	-
Doug Croxall	230,769	76,923	-	$2.64	06/11/18	-	-	-	-
Doug Croxall	108,333	91,667	-	$2.97	11/18/23	-	-	-	-
Doug Croxall	25,000	275,000	-	$6.40	10/31/24	-	-	-	-
John Stetson	25,385	51,538	-	$3.25	01/28/23	-	-	-	-
John Stetson	12,084	132,916	-	$6.40	10/31/24	-	-	-	-
James Crawford	57,692	19,231	-	$2.47	06/19/18	-	-	-	-
James Crawford	-	30,000	-	$4.17	05/14/24	-	-	-	-
James Crawford	6,666	73,334	-	$6.40	10/31/24	-	-	-	-
Francis Knuettel II	56,389	233,611	-	$4.17	05/05/24	-	-	-	-
Francis Knuettel II	8,333	91,667	-	$6.40	10/31/24	-	-	-	-
Umesh Jani	8,333	91,667	-	$6.40	10/31/24	-	-	-	-
Umesh Jani	-	40,000	-	$4.17	05/14/19	-	-	-	-
Umesh Jani	10,000	30,000	-	$5.05	06/15/19	-	-	-	-
Enrique Sanchez	-	40,000	-	$4.17	05/14/19	-	-	-	-
Enrique Sanchez	13,333	146,667	-	$6.40	10/31/24	-	-	-	-
Daniel Gelbtuch	32,222	257,778	-	$5.62	08/29/24

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board of Directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than disclosed herein, there were no transactions during the year ended December 31, 2014 or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

May 2014 Private Placement

As described herein, on May 1, 2014, the Company conducted a private placement of units to certain accredited investors for a purchase price of $3.25 per unit. Each unit consisted of: (i) one share of the Company’s 8% Series A Preferred Stock, and (ii) a two year warrant to purchase shares of the Company’s common stock in an amount equal to twenty five percent (25%) of the number of Series A Preferred Stock purchased. Stuart Smith, who was a director of the Company at the time, purchased 10,000 units and John Stetson, who was an officer and director of the Company at the time, purchased 61,538 units through entities controlled by him.

IP Nav Acquisitions

On May 2, 2014, the Company completed the acquisition of certain ownership rights (the “Acquired Intellectual Property”) from TechDev, Granicus and SFF pursuant to the terms of three purchase agreements between: (i) the Company, TechDev, SFF and DA Acquisition LLC, a newly formed Texas limited liability company and wholly-owned subsidiary of the Company; (ii) the Company, Granicus, SFF and IP Liquidity Ventures Acquisition LLC, a newly formed Delaware limited liability company and wholly-owned subsidiary of the Company; and (iii) the Company, TechDev,  SFF and Sarif Biomedical Acquisition LLC, a newly formed Delaware limited liability company and wholly-owned subsidiary of the Company.

Pursuant to the DA Agreement, the Company acquired 100% of the limited liability company membership interests of Dynamic Advances, LLC, a Texas limited liability company, in consideration for: (i) two cash payments of $2,375,000, one payment due at closing and the other payment due on or before June 30, 2014, with such second payment being subject to increase to $2,850,000 if not made on or before June 30, 2014; and (ii) 195,500 shares of the Company’s Series B Convertible Preferred Stock.  Under the terms of the DA Agreement, TechDev and SFF are entitled to possible future payments for a maximum consideration of $250,000,000 pursuant to the Pay Proceeds Agreement described below.

Pursuant to the IP Liquidity Agreement, the Company acquired 100% of the limited liability company membership interests of IP Liquidity Ventures, LLC, a Delaware limited liability company, in consideration for: (i) two cash payments of $2,375,000, one payment due at closing and the other payment due on or before June 30, 2014, with such second payment being subject to increase to $2,850,000 if not made on or before June 30, 2014; and (ii) 195,500 shares of the Company’s Series B Convertible Preferred Stock.  Under the terms of the IP Liquidity Agreement, Granicus and SFF are entitled to possible future payments for a maximum consideration of $250,000,000 pursuant to the Pay Proceeds Agreement described below.

Pursuant to the Sarif Agreement, the Company acquired 100% of the limited liability company membership interests of Sarif Biomedical, LLC, a Delaware limited liability company, in consideration for two cash payments of $250,000, one payment due at closing and the other payment due on or before June 30, 2014, with such second payment being subject to increase to $300,000 if not made on or before June 30, 2014.  Under the terms of the Sarif Agreement, TechDev and SFF are entitled to possible future payments for a maximum consideration of $250,000,000 pursuant to the Pay Proceeds Agreement described below.

Pursuant to the Pay Proceeds Agreement, the Company may pay the sellers a percentage of the net recoveries (gross revenues minus certain defined expenses) that the Company makes with respect to the assets held by the entities that the Company acquired pursuant to the DA Agreement, the IP Liquidity Agreement and the Sarif Agreement.  Under the terms of the Pay Proceeds Agreement, if the Company recovers $10,000,000 or less with regard to the IP Assets, then nothing is due to the sellers; if the Company recovers between $10,000,000 and $40,000,000 with regard to the IP Assets, then the Company shall pay 40% of the cumulative gross proceeds of such recoveries to the sellers; and if the Company recovers over $40,000,000 with regard to the IP Assets, the Company shall pay 50% of the cumulative gross proceeds of such recoveries to the sellers.  In no event will the total payments made by the Company under the Pay Proceeds Agreement exceed $250,000,000.

        TechDev, SFF and Granicus is owned or controlled by Erich Spangenberg or family members or associates.

Opus Analytics

During May 2014, we acquired the rights to market Opus Analytics from IP Nav.  Opus Analytics is a proprietary patent analytics tool that we use extensively to review and analyze patent acquisition opportunities.  Opus Analytics is also a SAAS (Software as a Service) tool that we intend to offer to third parties to generate additional revenue streams from financial professional, investors, patent licensing and monetization companies, and legal and investment professionals.

Opportunity Agreement

On May 2, 2014, we entered into an opportunity agreement (the “Marathon Opportunity Agreement”) with Erich Spangenberg, whom is an affiliate of the Company.  The terms of the Marathon Opportunity Agreement provide that we have ten business days after receiving notice from Mr. Spangenberg to provide up to 50% of the funding for certain opportunities relating to the licensing, intellectual property acquisitions and/or intellectual property enforcement actions in which Mr. Spangenberg, IP Nav or any entity controlled by Mr. Spangenberg, other than: (i) IP Nav or any of its affiliates, and (ii) Medtech Development, LLC or any of its affiliates.

Selene Acquisition

On June 17, 2014, Selene Communication Technologies Acquisition LLC (“Acquisition LLC”), a Delaware limited liability company and newly formed wholly owned subsidiary of the Company, entered into a merger agreement with Selene Communication Technologies, LLC (“Selene”).

Selene owns a patent portfolio consisting of three United States patents in the field of search and network intrusion that relate to tools for intelligent searches applied to data management systems as well as global information networks such as the internet. IP Nav will continue to support and manage the portfolio of patents and retain a contingent participation interest in all recoveries.  IP Nav provides patent monetization and support services under an existing agreement with Selene.

Clouding Corp. Acquisition

On August 29, 2014, the Company entered into a patent purchase agreement to acquire a portfolio of patents from Clouding IP, LLC for an aggregate purchase price of $2.4 million, of which $1.4 million was paid in cash and $1.0 million was paid in the form of a promissory note issued by the Company that matures on October 31, 2014. The Company also issued 25,000 shares of its restricted common stock valued at $281,000 in connection with the acquisition. Clouding IP, LLC is also entitled to certain possible future cash payments. Clouding IP LLC is owned or controlled by Erich Spangenberg or family members or associates.

MedTech Acquisitions

On October 10, 2014, the Company entered into an interest sale agreement with MedTech Development, LLC (“MedTech”) to acquire from MedTech 100% of the limited liability membership interests of OrthoPhoenix and TLIF as well as 100% of the shares of MedTech GmbH.  In connection with the transaction, the Company is obligated to pay to MedTech $1 million at closing and $1 million on each of the following nine (9) month anniversary dates of the closing.  The acquired subsidiaries are also obligated to make certain additional payments to MedTech from recoveries following the receipt by the acquired subsidiaries of 200% of the purchase payments, plus recovery of out of pocket expenses in connection with patent claims.  The participation payments may be paid, at the election of the Company, in common stock of Marathon at the market price on the date of issuance.

In connection with the transaction, the Company entered into a promissory note, common interest agreement and in the event of issuance of common stock to MedTech, will enter into a lockup and registration rights agreement.  Approximately forty-five (45%) of MedTech is owned or controlled by Erich Spangenberg or family members or associates.

Review, Approval or Ratification of Transactions with Related Persons

We have not adopted written policies and procedures specifically for related person transactions. Our Board of Directors is responsible for approving all related party transactions. The independent directors that are on our Board of Directors are responsible to approve all related party transactions that involve Mr. Croxall, if any.

PROPOSAL NO. 2
APPROVAL OF MARATHON PATENT GROUP, INC.’S 2014 EQUITY INCENTIVE PLAN

Description of Our 2014 Equity Incentive Plan

The Company’s Board of Directors and holders of a majority of the voting power of our outstanding capital stock have approved the ratification of the Company’s 2014 Equity Incentive Plan (the “2014 Plan”), a copy of which is included as Appendix A, pursuant to which the Company may grant an aggregate of 2,000,000 shares of the Company’s common stock to the Company’s directors, officers, employees or consultants. The 2014 Plan has been designed to provide the Board of Directors with an integral resource as it evaluates the Company’s compensation structure, performance incentive programs, and long-term equity targets for executives and key employees.  Set forth below is a summary of the 2014 Plan, but this summary is qualified in its entirety by reference to the full text of the 2014 Plan.

Administration

The Board shall appoint and maintain as administrator of the 2014 Plan a Committee (the “Committee”) consisting of two or more directors who are (i) “Independent Directors” (as such term is defined under the rules of the NASDAQ Stock Market), (ii) “Non-Employee Directors” (as such term is defined in Rule 16b-3 under the Securities and Exchange Action of 1934, as amended) and (iii) “Outside Directors” (as such term is defined in Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”)).  The Committee, subject to the terms of the 2014 Plan, shall have full power and authority to designate recipients of Options and restricted stock (“Restricted Stock”) and to determine the terms and conditions of the respective Option and Restricted Stock agreements (which need not be identical) and to interpret the provisions and supervise the administration of the 2014 Plan.  The Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options.  In the absence of a Committee, the Plan shall be administered by the Board of Directors of the Company.

Eligibility

Generally, the persons who are eligible to receive grants are directors, officers and employees of, and consultants and advisors to, the Company or any subsidiary; provided that Incentive Options may only be granted to employees of the Company and any subsidiary.

Stock Subject to the 2014 Plan

Stock subject to grants may be authorized, but unissued, or reacquired common stock. Subject to adjustment as provided in the 2014 Plan, (i) the maximum aggregate number of shares of common stock that may be issued under the 2014 Plan is 2,000,000.  The shares of common stock subject to the 2014 Plan shall consist of unissued shares, treasury shares or previously issued shares held by any subsidiary of the Company, and such number of shares of common stock shall be reserved for such purpose.  Any of such shares of common stock that may remain unissued and that are not subject to outstanding Options at the termination of the 2014 Plan shall cease to be reserved for the purposes of the 2014 Plan, but until termination of the 2014 Plan the Company shall at all times reserve a sufficient number of shares of common stock to meet the requirements of the 2014 Plan.

Terms and Conditions of Options

Options awarded under the 2014 Plan shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. The purchase price of each share of common stock purchasable under an Incentive Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined in the 2014 Plan) of such share of common stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time such Incentive Option is granted, owns (more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary, the purchase price per share of common stock shall be at least 110% of the Fair Market Value per share of common stock on the date of grant.  The purchase price of each share of common stock purchasable under a Nonqualified Option shall not be less than 100% of the Fair Market Value of such share of common stock on the date the Option is granted.

The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option shall be exercisable more than five years after the date such Incentive Option is granted.

Terms and Conditions of Restricted Stock

Restricted Stock may be granted to participants at any time as shall be determined by Committee, in its sole discretion. Subject to the 2014 Plan, the Committee shall have complete discretion to determine (i) the number of shares subject to a Restricted Stock award granted to any participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant, vesting or issuance of Restricted Stock.

The Committee, subject to the provisions of the 2014 Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the 2014 Plan; provided that Restricted Stock may only be issued in the form of shares. Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Committee at the time the stock or the restricted stock unit is awarded. Any certificates representing the shares of stock awarded shall bear such legends as shall be determined by the Committee.

Transferability of Awards

Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant, without the prior written consent of the Committee. If the Committee makes an Award transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate.

Merger or Change in Control

In the event of a Change in Control (as defined in the 2014 Plan), the Committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion.  In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Option shall terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee shall receive, with respect to each share of the Company’s common stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Company’s common stock, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the 2014 Plan and in the number and option price of shares subject to outstanding Options granted under the 2014 Plan, to the end that after such event each Optionee’s proportionate interest shall be maintained (to the extent possible) as immediately before the occurrence of such event.  The Committee shall, to the extent feasible, make such other adjustments as may be required under the tax laws so that any Incentive Options previously granted shall not be deemed modified within the meaning of Section 424(h) of the Code.  Appropriate adjustments shall also be made in the case of outstanding Restricted Stock granted under the Plan.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences as of the date hereof with respect to awards under the 2014 Plan for participants who are both citizens and residents of the United States.  This description of the federal income tax consequences is based upon law and Treasury interpretations in effect on the date of this information statement (including proposed and temporary regulations which may be changed when finalized), and it should be understood that this summary is not exhaustive, that the law may change and further that special rules may apply with respect to situations not specifically discussed herein, including federal employment taxes, foreign, state and local taxes and estate or inheritance taxes. Accordingly, participants are urged to consult with their own qualified tax advisors.

Non-Qualified Options

No taxable income will be realized by the participant upon the grant of a non-qualified option. On exercise, the excess of the fair market value of the stock at the time of exercise over the option price of such stock will be compensation and (i) will be taxable at ordinary income tax rates in the year of exercise, (ii) will be subject to withholding for federal income tax purposes and (iii) generally will be an allowable income tax deduction to us. The participant's tax basis for stock acquired upon exercise of a non-qualified option will be equal to the option price paid for the stock, plus any amounts included in income as compensation. If the participant pays the exercise price of an option in whole or in part with previously-owned shares of common stock, the participant's tax basis and holding period for the newly-acquired shares is determined as follows: As to a number of newly-acquired shares equal to the number of previously-owned shares used by the participant to pay the exercise price, no gain or loss will be recognized by the participant on the date of exercise and the participant's tax basis and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis, thereby deferring any gain inherent in the previously-owned shares. As to each remaining newly acquired share, the participant's tax basis will equal the fair market value of the share on the date of exercise and the participant's holding period will begin on the day after the exercise date. The participant's compensation income and our deduction will not be affected by whether the exercise price is paid in cash or in shares of common stock. Special rules, discussed below under "Incentive Stock Options - Disposition of Incentive Option Shares," will apply if a participant surrenders previously-owned shares acquired upon the exercise of an incentive option that have not satisfied certain holding period requirements in payment of any or all of the exercise price of a non-qualified option.

Disposition of Option Shares

When a sale of the acquired shares occurs, a participant will recognize capital gain or loss equal to the difference between the sales proceeds and the tax basis of the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets. The capital gain or loss will be long-term capital gain or loss treatment if the shares have been held for more than twelve months. There will be no tax consequences to us in connection with a sale of shares acquired under an option.

Incentive Stock Options

The grant of an Incentive Stock Option will not result in any federal income tax to a participant. Upon the exercise of an incentive option, a participant normally will not recognize any income for federal income tax purposes. However, the excess of the fair market value of the shares transferred upon the exercise over the exercise price of such shares (the "spread") generally will constitute an adjustment to income for purposes of calculating the alternative minimum tax of the participant for the year in which the option is exercised. As a result of the exercise a participant's federal income tax liability may be increased. If the holder of an incentive stock option pays the exercise price, in full or in part, with shares of previously acquired common stock, the exchange should not affect the incentive stock option tax treatment of the exercise. No gain or loss should be recognized on the exchange and the shares received by the participant, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period as the previously acquired shares. The participant will not, however, be able to utilize the old holding period for the purpose of satisfying the incentive stock option holding period requirements described below. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period, which commences as of the date the common stock is issued to the participant upon exercise of the incentive option. If an exercise is effected using shares previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a disqualifying disposition has occurred.

Disposition of Incentive Option Shares . If the incentive option holder disposes of the stock acquired upon the exercise of an incentive stock option (including the transfer of acquired stock in payment of the exercise price of another incentive stock option) either within two years from the date of grant or within one year from the date of exercise, the option holder will recognize ordinary income at the time of such disqualifying disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the incentive option is exercised or the amount realized on such disqualifying disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares were held prior to the disqualifying disposition. In the event of such disqualifying disposition, the incentive stock option alternative minimum tax treatment described above may not apply (although, where the disqualifying disposition occurs subsequent to the year the incentive stock option is exercised, it may be necessary for the participant to amend his return to eliminate the tax preference item previously reported).

Our Deduction. We are not entitled to a tax deduction upon either exercise of an incentive option or disposition of stock acquired pursuant to such an exercise, except to the extent that the option holder recognized ordinary income in a disqualifying disposition.

Stock Grants

A participant who receives a stock grant under the 2014 Plan generally will be taxed at ordinary income rates on the fair market value of shares when they vest, if subject to vesting or other restrictions, or, otherwise, when received. However, a participant who, within 30 days after receiving such shares, makes an election under Section 83(b) of the Code, will recognize ordinary income on the date of issuance of the stock equal to the fair market value of the shares on that date. If a Section 83(b) election is made, the holding period for the shares will commence on the day after the shares are received and no additional taxable income will be recognized by the participant at the time the shares vest. However, if shares subject to a Section 83(b) election are forfeited, no tax deduction is allowable to the participant for the forfeited shares. Taxes are required to be withheld from the participant at the time and on the amount of ordinary income recognized by the participant. We will be entitled to a deduction at the same time and in the same amount as the participant recognizes income.

NEW PLAN BENEFITS

SEC rules require us to disclose any amounts that we currently are able to determine will be allocated to our named executive officers, directors and other employees following approval of the 2014 Plan.  Awards granted under the 2014 Plan include Incentive Stock Options, Nonqualified Stock Options and Restricted Stock.  The following restricted stock awards and option awards are allocated to each of the following under the 2014 Plan:

2014 EQUITY INCENTIVE PLAN
NAME AND POSITION	DOLLAR VALUE ($)	DESCRIPTION OF SECURITIES	NUMBER OF SECURITIES

Officers and Directors

Doug Croxall (Chairman and CEO)	$958,298	Options on Common Stock	300,000

Francis Knuettel II (Chief Financial Officer)	$319,433	Options on Common Stock	100,000

James Crawford (Chief Operating Officer)	$255,546	Options on Common Stock	80,000

Umesh Jani (Chief Technology Officer and SVP, Licensing)	$391,889	Options on Common Stock	140,000

Enrique Sanchez (Executive Vice President, Licensing and IP Counsel)	$511,092	Options on Common Stock	160,000

Richard Chernicoff (Director)	$596,377	Options on Common Stock	300,000

Edward Kovalik (Director)	$50,026	Options on Common Stock	20,000

William Rosellini (Director)	$50,026	Options on Common Stock	20,000

Richard Tyler (Director)	$37,808	Options on Common Stock	20,000

Consultant	$1,448,914	Series B Convertible Preferred Stock	200,000

    The dollar value of each option grant was determined utilizing the Black-Scholes model and incorporating input data applicable to each grant as the time the grant was approved by the Company’s Board of Directors.

VOTE REQUIRED

The affirmative vote of a majority of the common stock present at the 2015 annual meeting of stockholders will be required for the approval of this Proposal 2.

Our Board of Directors recommends you voting for the approval of the 2014 Plan and the reservation of 2,000,000 shares of common stock for issuance thereunder.

PROPOSAL NO. 3
 THE RATIFICATION OF THE APPOINTMENT OF SINGERLEWAK LLP AS
 THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR
 FISCAL YEAR 2015

The Board of Directors has appointed SingerLewak LLP (“SingerLewak”) as our independent registered certified public accounting firm for the fiscal year 2015 and has further directed that the selection of SingerLewak be submitted to a vote of stockholders at the annual meeting for ratification.

As described below, the stockholder vote is not binding on the Board. If the appointment of SingerLewak is not ratified, the Board will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of SingerLewak is ratified, the Board may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of our Company and our stockholders.

Representatives of SingerLewak are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Vote Required

        The affirmative vote of the majority of the votes cast at the 2015 annual meeting of stockholders is required for the ratification of the appointment of SingerLewak as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

       Our Board of Directors recommends a vote FOR the ratification of the appointment of SingerLewak as our independent registered certified public accounting firm for the year 2015. If the appointment is not ratified, our Board will consider whether it should select another independent registered certified public accounting firm.

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

During the years ended December 31, 2014, and 2013, we engaged SingerLewak LLP and KBL, LLP, respectively, as our independent auditor. For the years ended December 31, 2014, and 2013, we incurred fees as discussed below:

	Fiscal Year Ended
	December 31, 2014	December 31, 2013

Audit fees	$214,891	$75,000
Audit – related fees	-	-
Tax fees	13,382	-
All other fees	-	-

Audit fees consist of fees related to professional services rendered in connection with the audit of our annual financial statements. All other fees relate to professional services rendered in connection with the review of the quarterly financial statements.

Our policy is to pre-approve all audit and permissible non-audit services performed by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Under our audit committee’s policy, pre-approval is generally provided for particular services or categories of services, including planned services, project based services and routine consultations. In addition, the audit committee may also pre-approve particular services on a case-by-case basis. Our audit committee approved all services that our independent accountants provided to us in the past two fiscal years.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements with management, which has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the quality and acceptability of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

The Audit Committee also reviewed our consolidated financial statements for fiscal 2014 with SingerLewak, our independent auditors for fiscal 2014, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Board of Directors has discussed with SingerLewak the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

The Audit Committee has received the written disclosures and the letter from SingerLewak mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the Board of Directors concerning independence and has discussed with SingerLewak its independence and has considered whether the provision of non-audit services provided by SingerLewak is compatible with maintaining SingerLewak’s independence.

Based on the reviews and discussions referred to above, the Board of Directors recommended that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission. The Board of Directors has selected SingerLewak as our independent auditor for 2015.

Respectfully submitted by the Audit Committee,

Edward Kovalik
William Rosellini
Richard Tyler

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

STOCKHOLDER PROPOSALS FOR THE 2016 MEETING

Our bylaws provide that, for matters to be properly brought before an annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder.

Stockholder proposals intended for inclusion in our proxy statement relating to the next annual meeting in 2016 must be received by us no later than April 2, 2016.  If the date of next year’s annual meeting is moved by more than 30 days before or after the anniversary date of this year’s annual meeting, then the deadline for inclusion of a stockholder proposal in our proxy materials is instead a reasonable time before we begin to print and send our proxy materials for that meeting.  Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

Notice to us of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 also will be considered untimely if received at our principal executive offices other than during the time period set forth below and will not be placed on the agenda for the meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our secretary. To be timely, a stockholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us.

OTHER MATTERS

The Board knows of no matter to be brought before the annual meeting other than the matters identified in this proxy statement. However, if any other matter properly comes before the annual meeting or any adjournment of the meeting, it is the intention of the persons named in the proxy solicited by the Board to vote the shares represented by them in accordance with their best judgment.

ANNUAL REPORT

Upon written request to Secretary, Marathon Patent Group, Inc. at 11100 Santa Monica Blvd., Ste. 380, Los Angeles, CA, we will provide without charge to each person requesting a copy of our 2014 Annual Report, including the financial statements filed therewith. We will furnish a requesting stockholder with any exhibit not contained therein upon specific request. In addition, this Proxy Statement, as well as our 2014 Annual Report, is available on our Internet website at www.marathonpg.com.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Doug Croxall
Doug Croxall
Chairman of the Board of Directors

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M95041-P68337 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARATHON PATENT GROUP, INC. (THE "COMPANY")

The election of the two nominees named in the attached proxy statement as directors to be elected to the class and for the terms provided herein and until their successors have been elected and qualified. The Board recommends you vote FOR the following nominees;

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

   Nominees:

   01) Dirk Tyler Class I Director expires 2018
   02) Edward Kovalik Class I Director expires 2018

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M95042-P68337

MARATHON PATENT GROUP, INC.
Annual Meeting of Shareholders
July 31, 2015 9:30 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Doug Croxall and Francis Knuettel II, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MARATHON PATENT GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:30 AM, local time on July 31, 2015, at 11111 Santa Monica Blvd., Ste. 210, Los Angeles, CA 90025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

continued and to be signed on reverse side

Appendix A

MARATHON PATENT GROUP, INC.

2014 EQUITY INCENTIVE PLAN

1.           Purpose of the Plan.

This 2014 Equity Incentive Plan (the “Plan”) is intended as an incentive, to retain in the employ of and as directors, officers, consultants, advisors and employees to Marathon Patent Group, Inc., a Nevada corporation (the “Company”), and any Subsidiary of the Company, within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the “Code”), persons of training, experience and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

It is further intended that certain options granted pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422 of the Code (the “Incentive Options”) while certain other options granted pursuant to the Plan shall be nonqualified stock options (the “Nonqualified Options”).  Incentive Options and Nonqualified Options are hereinafter referred to collectively as “Options.”

The Company intends that the Plan meet the requirements of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act.  Further, the Plan is intended to satisfy the performance-based compensation exception to the limitation on the Company’s tax deductions imposed by Section 162(m) of the Code with respect to those Options for which qualification for such exception is intended.  In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company’s intent as stated in this Section 1.

2.           Administration of the Plan.

The Board of Directors of the Company (the “Board”) shall appoint and maintain as administrator of the Plan a Committee (the “Committee”) consisting of two or more directors who are (i) “Independent Directors” (as such term is defined under the rules of the NASDAQ Stock Market), (ii) “Non-Employee Directors” (as such term is defined in Rule 16b-3) and (iii) “Outside Directors” (as such term is defined in Section 162(m) of the Code), which shall serve at the pleasure of the Board.  The Committee, subject to Sections 3, 5 and 6 hereof, shall have full power and authority to designate recipients of Options and restricted stock (“Restricted Stock”) and to determine the terms and conditions of the respective Option and Restricted Stock agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan.  The Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options.  To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option.

Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Options and Restricted Stock granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options or Restricted Stock granted under the Plan in the manner and to the extent that the Committee deems desirable to carry into effect the Plan or any Options or Restricted Stock.  The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority of the Committee at a meeting duly held for such purpose.  Subject to the provisions of the Plan, any action taken or determination made by the Committee pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the Plan does not consist of two or more Non-Employee Directors, or if there shall be no such Committee, or if the Board otherwise determines to administer the Plan, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board, and any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3; provided, however, that grants to the Company’s Chief Executive Officer or to any of the Company’s other four most highly compensated officers that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee.

3.           Designation of Optionees and Grantees.

The persons eligible for participation in the Plan as recipients of Options (the “Optionees”) or Restricted Stock (the “Grantees” and together with Optionees, the “Participants”) shall include directors, officers and employees of, and consultants and advisors to, the Company or any Subsidiary; provided that Incentive Options may only be granted to employees of the Company and any Subsidiary. In selecting Participants, and in determining the number of shares to be covered by each Option or award of Restricted Stock granted to Participants, the Committee may consider any factors it deems relevant, including, without limitation, the office or position held by the Participant or the Participant’s relationship to the Company, the Participant’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Participant’s length of service, promotions and potential. A Participant who has been granted an Option or Restricted Stock hereunder may be granted an additional Option or Options, or Restricted Stock if the Committee shall so determine.

4.           Stock Reserved for the Plan.

Subject to adjustment as provided in Section 8 hereof, a total of 1,000,000 (one-million) shares of the Company’s common stock, par value $0.0001 per share (the “Stock”), shall be subject to the Plan.  The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such number of shares of Stock shall be and is hereby reserved for such purpose.  Any of such shares of Stock that may remain unissued and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan.  Should any Option or award of Restricted Stock expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option or award of Restricted Stock be reduced for any reason, the shares of Stock theretofore subject to such Option or Restricted Stock may be subject to future Options or Restricted Stock under the Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code where qualification as performance-based compensation under Section 162(m) of the Code is intended.

5.           Terms and Conditions of Options.

Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)           Option Price.  The purchase price of each share of Stock purchasable under an Incentive Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least 110% of the Fair Market Value per share of Stock on the date of grant.  The purchase price of each share of Stock purchasable under a Nonqualified Option shall not be less than 100% of the Fair Market Value of such share of Stock on the date the Option is granted.  The exercise price for each Option shall be subject to adjustment as provided in Section 8 below.  “Fair Market Value” means the closing price on the final trading day immediately prior to the grant date of the Stock on the principal securities exchange on which shares of Stock are listed (if the shares of Stock are so listed), or on the NASDAQ Stock Market or OTC Bulletin Board (if the shares of Stock are regularly quoted on the NASDAQ Stock Market or OTC Bulletin Board, as the case may be), or, if not so listed, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over the counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code.  Anything in this Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed.

(b)           Option Term.  The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option shall be exercisable more than five years after the date such Incentive Option is granted.

(c)           Exercisability.  Subject to Section 5(j) hereof, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant; provided, however, that in the absence of any Option vesting periods designated by the Committee at the time of grant, Options shall vest and become exercisable as to one-third of the total number of shares subject to the Option on each of the first, second and third anniversaries of the date of grant; and provided further that no Options shall be exercisable until such time as any vesting limitation required by Section 16 of the Exchange Act, and related rules, shall be satisfied if such limitation shall be required for continued validity of the exemption provided under Rule 16b-3(d)(3).

Upon the occurrence of a “Change in Control” (as hereinafter defined), the Committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion.  In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Option shall terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee shall receive, with respect to each share of Company Stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

For purposes of the Plan, unless otherwise defined in an employment agreement between the Company and the relevant Optionee, a Change in Control shall be deemed to have occurred if:

(i)           a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(ii)           the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(iii)           the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or

(iv)           a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates.

Notwithstanding the foregoing, if Change of Control is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Change of Control shall have the meaning ascribed to it in such employment agreement.

For purposes of this Section 5(c), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act.  In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, that a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

(d)           Method of Exercise.  Options to the extent then exercisable may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument as may be acceptable to the Committee.  As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee (i) in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the Company from the shares of Stock otherwise to be received with such withheld shares of Stock having a Fair Market Value equal to the exercise price of the Option, or (iii) by a combination of the foregoing, such Fair Market Value determined by applying the principles set forth in Section 5(a), provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to (ii) above, such method of payment will not cause a disqualifying disposition of all or a portion of the Stock received upon exercise of an Incentive Option.  An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option at such time as the Optionee (i) has given written notice of exercise and has paid in full for such shares, and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

(e)           Non-transferability of Options.  Options are not transferable and may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution.  The Committee, in its sole discretion, may permit a transfer of a Nonqualified Option to (i) a trust for the benefit of the Optionee, (ii) a member of the Optionee’s immediate family (or a trust for his or her benefit) or (iii) pursuant to a domestic relations order.  Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

(f)           Termination by Death.  Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of death, the Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or until the expiration of the stated term of such Option as provided under the Plan, whichever period is shorter.

(g)           Termination by Reason of Disability.  Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of Disability (as defined below), then any Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after ninety (90) days after the date of such termination of employment or service (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such ninety (90) day period, any unexercised Option held by such Optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or for the stated term of such Option, whichever period is shorter.  “Disability” shall mean an Optionee’s total and permanent disability; provided, that if Disability is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Disability shall have the meaning ascribed to it in such employment agreement

(h)           Termination by Reason of Retirement.  Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after ninety (90) days after the date of such termination of employment or service (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or the expiration of the stated term of such Option, whichever date is earlier; provided, however, that, if the Optionee dies within such ninety (90) day period, any unexercised Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or for the stated term of such Option, whichever period is shorter.

For purposes of this paragraph (h), “Normal Retirement” shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan, age 65, and “Early Retirement” shall mean retirement from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.

(i)           Other Terminations.  Unless otherwise determined by the Committee upon grant, if any Optionee’s employment with or service to the Company or any Subsidiary is terminated by such Optionee for any reason other than death, Disability, Normal or Early Retirement or Good Reason (as defined below), the Option shall thereupon terminate, except that the portion of any Option that was exercisable on the date of such termination of employment or service may be exercised for the lesser of ninety (90) days after the date of termination (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or the balance of such Option’s term, which ever period is shorter.  The transfer of an Optionee from the employ of or service to the Company to the employ of or service to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.

(i)           In the event that the Optionee’s employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary for “cause” any unexercised portion of any Option shall immediately terminate in its entirety.  For purposes hereof, unless otherwise defined in an employment agreement between the Company and the relevant Optionee, “Cause” shall exist upon a good-faith determination by the Board, following a hearing before the Board at which an Optionee was represented by counsel and given an opportunity to be heard, that such Optionee has been accused of fraud, dishonesty or act detrimental to the interests of the Company or any Subsidiary of Company or that such Optionee has been accused of or convicted of an act of willful and material embezzlement or fraud against the Company or of a felony under any state or federal statute; provided, however, that it is specifically understood that “Cause” shall not include any act of commission or omission in the good-faith exercise of such Optionee’s business judgment as a director, officer or employee of the Company, as the case may be, or upon the advice of counsel to the Company.  Notwithstanding the foregoing, if Cause is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Cause shall have the meaning ascribed to it in such employment agreement.

                        (ii)           In the event that an Optionee is removed as a director, officer or employee by the Company at any time other than for “Cause” or resigns as a director, officer or employee for “Good Reason” the Option granted to such Optionee may be exercised by the Optionee, to the extent the Option was exercisable on the date such Optionee ceases to be a director, officer or employee.  Such Option may be exercised at any time within one (1) year after the date the Optionee ceases to be a director, officer or employee (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof), or the date on which the Option otherwise expires by its terms; which ever period is shorter, at which time the Option shall terminate; provided, however, if the Optionee dies before the Options terminate and are no longer exercisable, the terms and provisions of Section 5(f) shall control.  For purposes of this Section 5(i), and unless otherwise defined in an employment agreement between the Company and the relevant Optionee, Good Reason shall exist upon the occurrence of the following:

(A)	the assignment to Optionee of any duties inconsistent with the position in the Company that Optionee held immediately prior to the assignment;

(B)
a Change of Control resulting in a significant adverse alteration in the status or conditions of Optionee’s participation with the Company or other nature of Optionee’s responsibilities from those in effect prior to such Change of Control, including any significant alteration in Optionee’s responsibilities immediately prior to such Change in Control; and

(C)	the failure by the Company to continue to provide Optionee with benefits substantially similar to those enjoyed by Optionee prior to such failure.

Notwithstanding the foregoing, if Good Reason is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Good Reason shall have the meaning ascribed to it in such employment agreement.

(j)           Limit on Value of Incentive Option.  The aggregate Fair Market Value, determined as of the date the Incentive Option is granted, of Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

6.           Terms and Conditions of Restricted Stock.

Restricted Stock may be granted under this Plan aside from, or in association with, any other award and shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of Restricted Stock upon a Change of Control), not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)           Grantee rights.  A Grantee shall have no rights to an award of Restricted Stock unless and until Grantee accepts the award within the period prescribed by the Committee and, if the Committee shall deem desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Committee.  After acceptance and issuance of a certificate or certificates, as provided for below, the Grantee shall have the rights of a stockholder with respect to Restricted Stock subject to the non-transferability and forfeiture restrictions described in Section 6(d) below.

(b)           Issuance of Certificates.  The Company shall issue in the Grantee’s name a certificate or certificates for the shares of Common Stock associated with the award promptly after the Grantee accepts such award.

(c)           Delivery of Certificates.  Unless otherwise provided, any certificate or certificates issued evidencing shares of Restricted Stock shall not be delivered to the Grantee until such shares are free of any restrictions specified by the Committee at the time of grant.

(d)           Forfeitability, Non-transferability of Restricted Stock.  Shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied.  Shares of Restricted Stock are not transferable until the date on which the Committee has specified such restrictions have lapsed.  Unless otherwise provided by the Committee at or after grant, distributions in the form of dividends or otherwise of additional shares or property in respect of shares of Restricted Stock shall be subject to the same restrictions as such shares of Restricted Stock.

(e)           Change of Control.  Upon the occurrence of a Change in Control as defined in Section 5(c), the Committee may accelerate the vesting of outstanding Restricted Stock, in whole or in part, as determined by the Committee, in its sole discretion.

(f)           Termination of Employment.  Unless otherwise determined by the Committee at or after grant, in the event the Grantee ceases to be an employee or otherwise associated with the Company for any other reason, all shares of Restricted Stock theretofore awarded to him which are still subject to restrictions shall be forfeited and the Company shall have the right to complete the blank stock power.  The Committee may provide (on or after grant) that restrictions or forfeiture conditions relating to shares of Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

7.           Term of Plan.

No Option or award of Restricted Stock shall be granted pursuant to the Plan on or after the date which is ten years from the effective date of the Plan, but Options and awards of Restricted Stock theretofore granted may extend beyond that date.

8.           Capital Change of the Company.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee’s proportionate interest shall be maintained (to the extent possible) as immediately before the occurrence of such event.  The Committee shall, to the extent feasible, make such other adjustments as may be required under the tax laws so that any Incentive Options previously granted shall not be deemed modified within the meaning of Section 424(h) of the Code.  Appropriate adjustments shall also be made in the case of outstanding Restricted Stock granted under the Plan.

The adjustments described above will be made only to the extent consistent with continued qualification of the Option under Section 422 of the Code (in the case of an Incentive Option) and Section 409A of the Code.

9.           Purchase for Investment/Conditions.

Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Company has determined that such registration is unnecessary, each person exercising or receiving Options or Restricted Stock under the Plan may be required by the Company to give a representation in writing that he is acquiring the securities for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.  The Committee may impose any additional or further restrictions on awards of Options or Restricted Stock as shall be determined by the Committee at the time of award.

10.           Taxes.

(a)           The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options or Restricted Stock granted under the Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters.

(b)           If any Grantee, in connection with the acquisition of Restricted Stock, makes the election permitted under Section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Grantee shall notify the Company of the election with the Internal Revenue Service pursuant to regulations issued under the authority of Code Section 83(b).

(c)           If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days hereof.

11.           Effective Date of Plan.

The Plan shall be effective on September 10, 2014; provided, however, that if, and only if, certain options are intended to qualify as Incentive Stock Options, the Plan must subsequently be approved by majority vote of the Company’s stockholders no later than September 10, 2015, and further, that in the event certain Option grants hereunder are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the requirements as to stockholder approval set forth in Section 162(m) of the Code are satisfied.

12.           Amendment and Termination.

The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Participant under any Option or Restricted Stock theretofore granted without the Participant’s consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:

(a)           materially increase the number of shares that may be issued under the Plan, except as is provided in Section 8;

(b)           materially increase the benefits accruing to the Participants under the Plan;

(c)           materially modify the requirements as to eligibility for participation in the Plan;

(d)           decrease the exercise price of an Incentive Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof; or

(e)           extend the term of any Option beyond that provided for in Section 5(b).

(f)           except as otherwise provided in Sections 5(d) and 8 hereof, reduce the exercise price of outstanding Options or effect repricing through cancellations and re-grants of new Options.

Subject to the forgoing, the Committee may amend the terms of any Option theretofore granted, prospectively or retrospectively, but no such amendment shall impair the rights of any Optionee without the Optionee’s consent.

It is the intention of the Board that the Plan comply strictly with the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder (the “Section 409A Rules”) and the Committee shall exercise its discretion in granting awards hereunder (and the terms of such awards), accordingly.  The Plan and any grant of an award hereunder may be amended from time to time (without, in the case of an award, the consent of the Participant) as may be necessary or appropriate to comply with the Section 409A Rules.

13.           Government Regulations.

The Plan, and the grant and exercise of Options or Restricted Stock hereunder, and the obligation of the Company to sell and deliver shares under such Options and Restricted Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.

14.           General Provisions.

(a)           Certificates.  All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(b)           Employment Matters.  Neither the adoption of the Plan nor any grant or award under the Plan shall confer upon any Participant who is an employee of the Company or any Subsidiary any right to continued employment or, in the case of a Participant who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.

(c)           Limitation of Liability.  No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(d)           Registration of Stock.  Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States.  The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option, although the Company may in its sole discretion register such Stock at such time as the Company shall determine.  If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company’s transfer agent.

15.           Non-Uniform Determinations.

The Committee’s determinations under the Plan, including, without limitation, (i) the determination of the Participants to receive awards, (ii) the form, amount and timing of such awards, (iii) the terms and provisions of such awards and (ii) the agreements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, awards under the Plan, whether or not such Participants are similarly situated.

16.           Governing Law.

The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Nevada, without giving effect to principles of conflicts of laws, and applicable federal law.